SHARE TRANSFER AGREEMENT

This Agreement dated effective the 30th day of November, 2007.

BETWEEN:
NAME OF TRANSFEROR:	CURT WHITE
ADDRESS OF TRANSFEROR:	#31 - 6465 184A Street
Surrey, British Columbia
Canada, V3S 3X8
(the “Transferor”)
OF THE FIRST PART
AND:
NAME OF TRANSFEREE:	RANDY WHITE
ADDRESS OF TRANSFEREE:	Praha 1 Centrum
Klimentska 46 11002
Prague, Czech Republic
(the “Transferee”)
OF THE SECOND PART

THIS AGREEMENT WITNESSES THAT in consideration of the price of US $5,200, being US $0.0004 per share, paid by the Transferor to the Transferee, the receipt and sufficiency of which is acknowledged, and in reliance of the representations and warranties of the Transferee, the Transferor hereby agrees to sell 13,000,000 shares of the common stock (the “Shares”) of GENESIS URANIUM CORP. (the “Corporation”) to the Transferee free and clear of all liens, charges and encumbrances. The Transferee acknowledges and agrees that the shares are restricted securities, as contemplated under the United States Securities Act of 1933 (the “1933 Act”) which have been issued to the Transferor pursuant to Regulation S of the 1933 Act without registration and that all certificates representing the shares will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

The Transferee represents and warrants to the Transferor that:

(1)	The Transferee is not a “U.S. Person” as defined in Regulation S promulgated under the 1933 Act.

(2)

The Transferee is acquiring the Shares for the Transferee’s own account for investment purposes, with no present intention of dividing its interests with others or reselling otherwise disposing of any or all of the Shares;

(3)

The Transferee does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

(4)	The Transferee has no present or contemplated agreement providing for the sale or other disposition of the Shares;

(5)	The Transferee is not aware of any circumstance presently in existence which is likely in the future to prompt a sale or other disposition of shares;

(6)

The Transferee possesses the financial and business experience to make an informed decision to acquire the Shares and has had access to all information relating to the Corporation and its business operations, which would be necessary to make an informed decision to purchase the Shares; and

The closing of this Agreement will be held on December 13, 2007.

This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date of this Agreement.

/s/ Curt White
CURT WHITE

/s/ Randy White
RANDY WHITE